1995 SHAREHOLDER VALUE INCENTIVE BONUS PLAN



         Seitel, Inc., a Delaware corporation (the "Company"), hereby adopts the following 1995 Shareholder Value Incentive Bonus Plan (the "Plan") effective as of February 1, 1995 (the "Effective Date"), subject to shareholder approval as set forth herein.


                                   I. PURPOSE

         The Plan is intended as an employment incentive, to retain in the employment of the Company and its majority owned subsidiaries ("Subsidiaries") persons of training, experience, and ability, to attract new employees whose services are considered valuable to the Company, and to stimulate the active interest of such persons in the development and financial success of the Company, as evidenced by the market price of the Company's common stock.


                        II. BONUS AMOUNT AND CONDITIONS

         The Company shall pay an aggregate bonus in the sum of $4,000,000 (the "Bonus") to participants under the Plan ("Participants") if the closing price of the Company's common stock, par value $0.01 per share, as traded on the New York Stock Exchange (or, should the Company's common stock cease to be listed thereon, on any other nationally recognized stock exchange) equals or exceeds $60.00 per share (the "Target Price") on or before April 30, 1998, and thereafter equals or exceeds the Target Price for a period of ninety (90) consecutive days (the "Target Date"). If the closing price of the Company's common stock does not reach the Target Price on or before April 30, 1998, or does not remain above the Target Price for such 90 consecutive day period, no Bonus shall be payable hereunder. The Board of Directors of the Company shall make appropriate adjustments to the Target Price in the event of any change in the common stock of the Company through the declaration of stock dividends, or through recapitalization resulting in stock splits, or combinations or exchanges of shares, or any similar transactions.


                               III. PARTICIPATION

         Only those persons who are salaried employees of the Company or its Subsidiaries on the Target Date will be qualified as Participants under the Plan and entitled to receive any bonus hereunder. Each Participant shall be entitled to receive a bonus, subject to vesting as specified herein, equal to the aggregate Bonus ($4,000,000) multiplied by a fraction, the numerator of which shall be the total compensation paid to the Participant by the Company (or applicable Subsidiary) during the period beginning on the Effective Date and ending on the Target Date (the "Calculation Period"), and the denominator of which shall be the sum of all compensation paid to all Participants by the Company and its Subsidiaries during the Calculation Period (a "Participant's Bonus"). Notwithstanding anything herein to the contrary, compensation received by a Participant from a Subsidiary that is not wholly-owned by the Company shall be multiplied by the percentage of the outstanding voting stock of the Subsidiary owned by the Company at the time of receipt of such compensation for the purposes of calculating Participants' Bonuses hereunder. Compensation, as used to determine a Participant's Bonus hereunder, shall include salary, commissions, bonuses based on revenues, profits, earnings, sales, or similar financial performance levels, and car allowances, but shall not include other fringe benefits, employer contributions to the 1988 Incentive Compensation Program, retirement or 401(k) plans, bonuses based on stock performance, compensation deemed to be received upon exercise of stock options, reimbursements, or living allowances.


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                                  IV. VESTING

         Each Participant shall vest in his or her Participant's Bonus in twelve
(12) portions, the first portion of which will vest on the Target Date, the second portion of which will vest on the first day of the third month following the month in which the Target Date occurs, and the remaining portions of which shall vest on the first day of each third month thereafter (each a "Vesting Date"). Participants shall vest as to 6.25% of their Participant's Bonus on each of the first four Vesting Dates, as to 8.75% of their Participant's Bonus on the next four Vesting Dates, and as to 10% of their Participant's Bonus on each of the last four Vesting Dates. No Participant shall vest in and be entitled to payment of any quarterly payment of the Participant's Bonus (as provided in Section V hereof) unless on such Vesting Date such Participant is and has been at all times since the Target Date a salaried employee of the Company or a Subsidiary. Should any Participant cease to be a salaried employee of the Company or a Subsidiary, the unvested portion of the Participant's Bonus shall be forfeited, and the Participant shall no longer be entitled to receive any unvested portions of the Participant's Bonus. Notwithstanding the foregoing, any Participant terminated without cause after the Target Date shall upon such termination without cause become immediately vested in one-half of any then unvested portion of the Participant's Bonus (and shall forfeit the other one-half of the then unvested portion), and the Company shall pay the portion of such Bonus vesting upon such termination without cause to such Participant in full within 30 days of such termination. In the event of termination with cause of a Participant or a death or permanent disability of any Participant occurring while such Participant is a salaried employee of the Company or a Subsidiary, all of the unvested portion of the Participant's Bonus shall be forfeited. Any amount of any Participant's Bonus that is forfeited shall be redistributed to the other Participants proportionally based on the Participants' Bonuses of such remaining Participants.

         As used herein, "termination without cause" shall mean a termination not justified by poor job performance, employee misconduct or misbehavior, or any other justifiable reason. Nothing herein shall be construed as placing any restrictions on the ability of the Company or any Subsidiary to terminate any employee at any time.


                               V. BONUS PAYMENTS

         The Company shall pay each Participant his or her respective Participant's Bonus in twelve (12) quarterly payments, the amount of which shall be equal to the portion of the Participant's Bonus having vested on the immediately preceding Vesting Date. The first such payment shall be made on the first day of the month following the month in which the Target Date occurs, and subsequent payments shall be made on the first day of each third month thereafter (each a "Bonus Payment Date") until the Participants' Bonuses have been paid in full.


                               VI. CERTAIN EVENTS

         In the event the Company shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall be the surviving corporation, the rights and duties of the Participants and the Company shall not be affected in any manner. In the event the Company shall sell all or substantially all of its assets or shall be a party to any merger, consolidation or corporate reorganization, as the result of which the Company shall not be the surviving organization, or in the event any other corporation makes a successful tender or exchange offer for more than 50% of the stock of the Company (the surviving corporation, purchaser, or tendering corporation being hereinafter collectively referred to as the "purchaser," and the transaction being hereinafter referred to as the "purchase"), and the Board of Directors obtains the agreement of the purchaser to assume the obligations of the Company to pay the remaining payments of Participants' Bonuses pursuant to the terms hereof, then the rights and duties of the Participants and the Company (as assumed by the purchaser) shall not be affected in any manner. If the Company is purchased and the Board of Directors does not obtain such agreement of the purchaser to assume such obligations on or before the date of such purchase, all unvested portions of all Participants' Bonuses that have not been forfeited as of the date of such purchase shall be accelerated and shall be immediately paid to all such Participants by the Company.


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                           VII. SHAREHOLDER APPROVAL

         In adopting this Plan, the Board of Directors of the Company has directed that the Plan be submitted for approval by the shareholders at their next annual meeting. If the Plan is not approved by the affirmative vote of the majority of shares of the Company's common stock present and voting at such meeting at which a quorum is present, the Board of Directors reserves the right to amend or revoke the Plan in its sole discretion.


                          VIII. COMPENSATION COMMITTEE

         The performance goals under this Plan (including the Target Price and the time period in which it must be attained) were determined by the Compensation Committee of the Board of Directors of the Company. Before the Company shall be obligated to make any payments of Bonus under this Plan, the Compensation Committee shall certify to the Board that the material terms and performance goals hereunder have been met, which determination shall be made by the Compensation Committee in its sole discretion.


                               IX. GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of Texas.